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                                                                     EXHIBIT 8.1

                   LIST OF SUBSIDIARIES OF TFM, S.A. DE C.V.

                                 State or Other
                                Jurisdiction of
                                 Incorporation
                                      or
        Company Name             Organization            Business Name
------------------------------  ---------------  -------------------------------
Mexrail, Inc.                      Delaware                Mexrail

Texas Mexican Railway Company       Texas                   Tex-Mex

Arrendadora TFM, S.A. de C.V.       Mexico               Arrendadora TFM